SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934







       Date of Report (Date of earliest event reported): October 30, 2001


                                MICROGRAFX, INC.
             (Exact name of registrant as specified in its charter)



     Texas                           0-18708                          75-1952080
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
 incorporation or organization)                              Identification No.)




                8144 Walnut Hill Lane, Suite 1050, Dallas, Texas
                75231 (Address of principal executive offices of
                         Registrant, including zip code)


                                 (469) 232-1000
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

         On October 30, 2001 Micrografx, Inc. ("Micrografx") was acquired by Corel Corporation ("Corel"), through a merger of Micrografx into Corel's wholly owned subsidiary. The transfer was approved by the Micrografx shareholders at a special meeting held on October 29, 2001 and consummated pursuant to an Merger Agreement dated as of July 16, 2001, as amended and restated, by and among Corel, Calgary I Acquisition Corp. and Micrografx. At the effective time of the merger, each outstanding share of Micrografx common stock and Micrografx preferred stock, on an as-converted basis, was converted into the right to receive .4299 share of Corel common stock plus a participation right that will entitle the holder to receive on October 30, 2002 either a cash payment or up to an additional .4299 share of Corel common stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits

Exhibit           Description

     2.1 Merger Agreement dated as of July 16, 2001, as amended and restated, by and among Corel, Calgary I Acquisition Corp. and Micrografx
          (incorporated by reference to Annex A to the prospectus/proxy statement contained in Micrografx's Registration Statement on Form S-4, as amended (No. 333-67310))

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MICROGRAFX, INC.


Dated: November 13, 2001         By:  /s/ Greg DeWitt
                                      -----------------------------------
                                     Greg DeWitt, Chief Financial Officer
                                     and Treasurer

Exhibit Index


 Exhibit  Description

     2.1 Merger Agreement dated as of July 16, 2001, as amended and restated, by and among Corel, Calgary I Acquisition Corp. and Micrografx
          (incorporated by reference to Annex A to the prospectus/proxy statement contained in Micrografx's Registration Statement on Form S-4, as amended (No. 333-67310))